Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-1, of our report dated May 28, 2021, relating to the financial statements of Spring Valley Acquisition Corp. II, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
May 28, 2021